EXHIBIT 5.6

CONSENT OF SEAN MCKINLEY

The undersigned hereby consents to (i) the filing of the written disclosure regarding:

•	the Technical Report for the Lamaque Project, Quebec, Canada, effective December 31, 2021;
•	the Technical Report, Olympias Mine, Greece, effective December 31, 2019;
•	the Technical Report, Efemçukuru Gold Mine, Turkey, effective December 31, 2019;
•	the Technical Report, Kişladağ Gold Mine, Turkey, effective January 17, 2020, including section 14.7, originally prepared by Stephen Juras;
•	the Skouries open pit and underground mineral resources;
•	the Certej open pit mineral resources;
•	the Sapes underground and open pit mineral resources;
•	the Piavitsa underground mineral resources;
•	the Perama Hill open pit mineral resources;
•	the Perama South open pit mineral resources; and
•	other information pertaining to these projects

and (ii) the references to the undersigned’s name in connection with the preparation and review of the scientific or technical information contained in the short form base shelf prospectus and under the caption “Interest of Experts” in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Sean McKinley
Name: Sean McKinley, P.Geo
Date: May 18, 2023